SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated January 4, 2012, entitled- "Proteonomix, Inc. (PROT) Announces IRB Approval for Its Clinical Trial of UMK- 121 in Patients with End Stage Liver Disease"

Proteonomix, Inc. (PROT) Announces IRB Approval for Its Clinical Trial of UMK- 121 in Patients with End Stage Liver Disease

MOUNTAINSIDE, NJ, January 4, 2012-- PROTEONOMIX, INC. (OTCBB: PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that the Company’s clinical trial of UMK-121 has received IRB (Institutional Review Board) approval and is now ready for the recruitment of patients.

We thank the University of Miami once more for providing the IRB and their invaluable contribution to this study of the UMK-121 drug therapy on patients with End Stage Liver Disease.

To better understand what a clinical trial is and the expenses associated with clinical trials please visit the following links: Overview;  Rising Cost of Clinical Trial; Example of a Liver Trial.

As previously announced, the Company entered into an Agreement to conduct the clinical trial with the University of Miami.  That Agreement required the University to pay expenses associated with the clinical study and The Company was required to assist financially with the clinical study which the Company has done.

Michael Cohen, President of the Company, stated: “The financing that was required to complete the Company’s obligation with respect to the Trial was provided Friday, December 23, 2011.  The Company will work together with the University and the principal investigators to initiate the clinical study. The approval of the IRB was required before the study could go forward.  The investigators can now accept patients into the study.”

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, PRTMI and THOR Biopharma. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements:

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: January 4,2012

By: /s/ Michael Cohen

Name:  Michael Cohen

Chief Executive Officer